Exhibit 3.1

ASPEN AEROGELS, INC.

AMENDED AND RESTATED BYLAWS

(effective ~~June 18, 2014~~November 8, 2023)

ARTICLE I - STOCKHOLDERS Section 1. Annual Meeting.

An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall fix each year. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but instead shall be held solely by means of remote communication as provided under the Delaware General Corporation Law.

Section 2. Special Meetings.

Special meetings of stockholders of the Corporation, other than those required by statute, may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Special meetings of the stockholders may be held at such place, if any, within or without the State of Delaware as may be stated in such resolution. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but instead shall be held solely by means of remote communication as provided under the Delaware General Corporation Law.

Section 3. Notice of Meetings.

Notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (including, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation, as amended or restated from time to time).

When a meeting is adjourned to another place, if any, date or time (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the Delaware General Corporation Law; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, notice of the place, if any, date, and time of the adjourned meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than sixty (60) days nor less than ten (10) days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4. Quorum.

At any meeting of the stockholders, the holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or provided by the rules of any stock exchange upon which the Corporation’s securities are listed. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum.

If a quorum shall fail to attend any meeting, either the ~~chairmanc~~hairperson of the meeting or the holders of a majority of the voting power of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, if any, date, or time.

Section 5. Organization and Conduct of Business.

The ~~ChairmanC~~hairperson of the Board of Directors or, in ~~his or her~~the Chairperson’s absence, the Chief Executive Officer of the Corporation or, in ~~his or hert~~he Chief Executive Officer’s absence, the President or, in ~~his or her~~the President’s absence, such person as the Board of Directors may have designated, shall call to order any meeting of the stockholders and shall preside at and act as ~~chairman~~chairperson of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the ~~chairmanc~~hairperson of the meeting appoints. The ~~chairmanc~~hairperson of any meeting of stockholders shall determine the agenda, order of business and the procedures at the meeting, including the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at such meeting and such other regulation of the manner of voting and the conduct of discussion as ~~he or she~~the chairperson deems to be appropriate. The ~~chairmanc~~hairperson of the meeting may also establish rules for determining who, in addition to stockholders entitled to vote thereat and their proxyholders, may attend the meeting of stockholders. The ~~chairman~~chairperson of any meeting of stockholders shall have the power to adjourn or recess the meeting to another place, if any, date and time, whether pursuant to Section 4 of this Article or otherwise, and notice of such adjournment or recess need be given only if required by law. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 6. Notice of Stockholder Business and Nominations. A. Annual Meetings of Stockholders.

Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made (a) pursuant to the Corporation’s notice of meeting or proxy materials with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section. For the avoidance of doubt, clause (c) shall be the exclusive means for a stockholder to make director nominations and to bring proposals before an annual meeting of stockholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 (or any successor provision) under the Exchange Act (as defined below)).

B. Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting given pursuant to Section 2 above. The notice of such special meeting shall include the purpose for which the meeting is called. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section.

C. Certain Matters Pertaining to Stockholder Business and Nominations.

(1) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph A of this Section or for nominations to be properly brought before a special meeting by a stockholder pursuant to clause (b) of paragraph B of this Section, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such other business must otherwise be a proper matter for stockholder action under the Delaware General Corporation Law, (3) (A) if the stockholder, or the beneficial owner on whose behalf any ~~such~~  proposal other than the nomination of persons for election to the Board of Directors ~~or nomination~~  is made, has provided the Corporation with a Solicitation Notice, as that term is defined in this ~~paragraph~~Section, ~~such stockholder or beneficial owner must,~~  in the case of a proposal other than the nomination of persons for election to the Board of Directors, such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or (B) if the stockholder, or the beneficial owner on whose behalf any nomination of persons for election to the Board of Directors is made, has provided the Corporation with a notice of nomination or nominations, such stockholder or beneficial owner must certify to the Corporation, in writing, that it has complied with, and will comply with, the requirements of Rule 14a-19 promulgated under the

Exchange Act, if applicable, and such stockholder or beneficial owner shall deliver, no later than five (5) business days prior to the applicable meeting or any adjournment, rescheduling, postponement or other delay thereof, reasonable evidence that such person has complied with such requirements, ~~or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder~~  and (4) in the case of a proposal other than the nomination of persons for election to the Board of Directors, if no Solicitation Notice relating thereto has been timely provided pursuant to this Section, the stockholder or beneficial owner proposing such business ~~or nomination~~  must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section.

To be timely, a stockholder’s notice pertaining to an annual meeting shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not ~~less~~ later than the close of business on the ninetieth (90th) day ~~ninety (90)~~ nor earlier~~more~~ than the close of business on the one hundred twentieth (120th)~~one hundred twenty (120)~~ day~~s~~ prior to the first anniversary (the “Anniversary”) of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after the Anniversary, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or ~~the close of business on~~  the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice of such nomination shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the ninetieth (90 th) day prior to such special meeting nor later than the close of business on the later of (i) the sixtieth (60th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Notwithstanding the foregoing ~~proviso~~, in no event shall an adjournment, postponement or recess of a~~n annual~~ meeting for which notice has been given commence a new time period for the giving of a stockholder’s notice pertaining to ~~an annual~~such meeting. Such stockholder’s notice for an annual meeting or a special meeting shall set forth:

(a) as to each person whom the stockholder proposes to nominate for election or reelection as a director:

(i) (A) the name, age, business address and residence address of such nominee, (B) the principal occupation or employment of such nominee for at least the last five years, including all positions of such nominee as a director, officer, partner, employee or controlling stockholder of any corporation or other business entity, (C) the class or series and number of shares and other securities of the Corporation, including any Derivative Instruments (as defined below), that are owned of record or beneficially owned by such person, directly or indirectly, (D) a description of all arrangements or understandings between or among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or concerning the nominee’s potential service on the Board of Directors, (E) a description of any business or personal interests that could place such nominee in a potential conflict of interest with the Corporation, (F) a written statement executed by the nominee acknowledging that, as a director of the Corporation, the nominee will owe fiduciary duties under Delaware law with respect to the Corporation and its stockholders, (G) a written representation and agreement, which shall be signed by the nominee and pursuant to which the nominee shall represent and agree that the nominee (1) consents to serving as a director if elected and (if applicable) to being named in the Corporation’s proxy statement and/or form of proxy as a nominee, and currently intends to serve as a director for the full term for which such person is standing for election, (2) will promptly notify the Corporation of the nominee’s actual or potential unwillingness or inability to serve as a director, (3) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation, or that could limit or interfere with the nominee’s ability to comply, if elected as a director, with such nominee’s fiduciary duties under applicable law, (4) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation, (5) does not need any permission or consent from any third party to serve as a director of the Corporation, if elected, that has not been obtained, including any employer or other board or governing body on which such nominee serves, including providing copies of any and all requisite permissions or consents, and (6) if elected as a director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which will be provided to such nominee promptly following a request therefor), (H) a signed and completed written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee in the form required by the Corporation (which form shall be requested in writing from the Secretary prior to submitting the notice), and (I) all other information relating to such person that would be required to be disclosed in solicitations of proxies for election of such nominees as directors, or is otherwise required, in each case, pursuant to ~~Regulation 14AS~~ection 14(a) of ~~under~~ the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including Regulation 14A and Rule 14a-19 promulgated under the Exchange Act ~~(including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected)~~;

(ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships or agreements, including any agreement pursuant to which the nomination is to be made, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, on the one hand, and each proposed nominee, and ~~his or here~~ach such nominee’s respective affiliates and associates (including any Control Person (as defined below)), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the

Securities Act of 1933, as amended, if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof (including any Control Person (as defined below)), were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

~~(iii)~~  to the extent known by the stockholder, the name and address of any other securityholder of the Corporation who owns, beneficially or of record, any securities of the Corporation and who supports any nominee proposed by such stockholder.~~; and~~

~~(iv)(~~iii) ~~with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement as required by paragraph D of this Section;~~

(b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal to be presented (including the text of any resolutions or Bylaw amendment proposed for consideration), a brief written statement of the reasons why such stockholder favors the proposal and the reasons for conducting such business at the meeting, any ~~material~~

substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made (other than as a stockholder or beneficial owner), ~~and~~  to the extent known by the stockholder, the name and address of any other securityholder of the Corporation who owns, beneficially or of record, any securities of the Corporation and who supports any matter such stockholder intends to propose, and any other information relating to such proposal that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in support of the proposal pursuant to Section 14(a) of the Exchange Act, including Regulation 14A; and

(c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, and if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “Control Person”) ~~(each, a “party”)~~:

(i) the name and address of such stockholder, as they appear on the

Corporation’s books, and of such beneficial owner and any such Control Person;

(ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, ~~and~~ such beneficial owner and any such Control Person, (B) any transaction, agreement or arrangement

(or series of transactions, agreements or arrangements), including, without limitation and regardless of the form of settlement, any option, warrant, convertible security, forward contract,

contract of sale or other derivative, swap, hedge, pledge, repurchase, voting rights or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly, (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Corporation, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Corporation, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation ~~any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise~~  (in each case, referred to herein as a “Derivative Instrument”), directly or indirectly owned beneficially by such stockholder, such beneficial owner, any such Control Person or any proposed nominee ~~and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation~~, including a description of the material terms of such Derivative Instrument, including, without limitation, the date such Derivative Instrument or other such opportunity was acquired or entered into, and any counterparty to such Derivative Instrument, (C) any proxy, contract, agreement, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner, or any such Control Person has a right to, directly or indirectly, vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends or other distributions on the shares of the Corporation owned beneficially (directly or indirectly) by such stockholder, such beneficial owner or such Control Person that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner, or any such Control Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner,

and (G) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner, or any such Control Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, in each case, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household ~~(which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date; provided that if~~

~~such date is after the date of the meeting, not later than the day prior to the meeting)~~;

(iii) any other information relating to such stockholder, such ~~and~~ beneficial owner, if any, and any such Control Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election

~~pursuant to Regulation 14A under~~under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(iv) a description of all agreements, arrangements, plans, proposals and understandings between such stockholder, ~~and~~ beneficial owner, if any, and any such

Control Person and any other person or persons (including their names) in connection with the proposal of such business or director nomination by such stockholder (which description shall identify the name of each other person who is party to such an agreement, arrangement, plan, proposal or understanding), including, without limitation, any agreements, arrangements, plans, proposals or understandings that would be required to be disclosed pursuant to Schedule 13D under the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable); ~~and~~

(v) a representation that such stockholder (or a qualified representative of the stockholder) intends to appear in person at the meeting to nominate the person or persons specified in the notice or propose such other business;

(vi) a statement whether or not either such stockholder or beneficial owner will engage in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) with respect to the nomination or proposal and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation;

(vii) in the case of a proposal other than the nomination of persons for election to the Board of Directors, a representation whether such stockholder or beneficial owner intends, or is part of a group that intends, to deliver a proxy statement and form of proxy to holders of~~, in the case of a proposal,~~ at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal ~~or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees~~ (an affirmative statement of such intent, a “Solicitation Notice”); and

~~(v)(~~viii) in the case of a nomination or nominations, a representation that such stockholder or beneficial owner intends, or is part of a group that intends, to solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act.

(2) At the request of the Corporation, a stockholder, beneficial owner, if any, or director nominee must promptly, but in any event within five (5) business days after such request, provide to the Corporation such other information that the Corporation may reasonably request, including, with respect to any director nominee, one or more interviews with a proposed nominee at the request of the Board of Directors or a committee of the Board of Directors. The Corporation may request such additional information as necessary to permit the Corporation to determine the eligibility of a nominee to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director and any additional information required under Rule 14a-19 promulgated under the Exchange Act.

(3) A stockholder nominating one or more persons for election as directors or proposing business to be brought before a stockholders’ meeting, or both, and any beneficial owner, if any, on whose behalf the nomination or proposal is made shall update and supplement the information in the notice required to be provided pursuant to this Section from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date for the meeting) and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof). Notwithstanding the foregoing, if a stockholder or beneficial owner no longer plans to solicit proxies in accordance with its representation pursuant to Section I.6(C)(1)(c)(viii), such person shall inform the Corporation of this change by delivering a writing to the Secretary at the principal executive offices of the Corporation no later than two (2) business days after the occurrence of such change. For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders. If a stockholder providing written notice required by this Section fails to provide any written update in accordance with this Section, the information as to which such written update relates may be deemed not to have been provided in accordance with these Bylaws.

~~(2)~~  Notwithstanding anything in the second sentence of paragraph C (1) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the

Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least fifty-five (55) days prior to the Anniversary (or, if the annual meeting is held more than thirty (30) days before or thirty (30) days after the Anniversary, at least fifty-five (55) days prior to such annual meeting), a stockholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

~~(3)(~~4) ~~In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in~~

~~the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph C (1) of this Section shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting nor later than the close of business on the later of (i) the sixtieth (60th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.~~

D. General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The number of nominees a stockholder may include in the notice required under this Section or nominate for election at a meeting of stockholders (or, in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees such stockholder may include in the notice or may nominate for election at the meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting. Except as otherwise provided by law or these Bylaws, the ~~chairmanc~~hairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws (including, without limitation, compliance with Rule 14a-19 promulgated under the Exchange Act) and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

(4) Notwithstanding the foregoing provisions of this Section, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to make its nomination or propose any other matter, such nomination shall be disregarded and such other proposed matter shall not be transacted, even if proxies in respect of such vote have been received by the Corporation. For purposes of this Section, to be considered a “qualified representative” of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the commencement of the meeting of stockholders.

(5) If any information or representation submitted pursuant to this Section is inaccurate or incomplete in any material respect, such information or representation may be deemed not to have been provided in accordance with these Bylaws. The stockholder giving notice shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information or representation submitted within two (2) business days after becoming aware of such inaccuracy or change. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), the stockholder shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof, or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting and, if applicable, satisfy the requirements of Rule 14a‑19(a)(3) promulgated under Regulation 14A of the Exchange Act). If the stockholder fails to provide such written verification or affirmation within such period, the information or representation as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with these Bylaws.

~~(4)(~~6) Without limiting the other provisions and requirements of this Section, unless otherwise required by law, if any stockholder (i) provides notice pursuant to Rule 14a-

19(b) promulgated under the Exchange Act and (ii) subsequently (A) fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with this Section) or (B) fails to inform the Corporation that such stockholder no longer plans to solicit proxies in accordance with the requirements of Rule 14a-19 promulgated under the Exchange Act by delivering a written notice to the Secretary at the principal executive offices of the Corporation within two (2) business days after the occurrence of such change, then the nomination of each such proposed nominee shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that the nominee is included (as applicable) as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Notwithstanding anything to the contrary set forth herein, and for the avoidance of doubt, the nomination of any person whose name is included (as applicable) as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) as a result of any notice provided by any stockholder pursuant to Rule 14a-19 promulgated under the Exchange Act with respect to such proposed nominee and whose nomination is not made by or at the direction of the Board of Directors or any authorized committee thereof shall not be deemed (for purposes of this Section or otherwise) to have been made pursuant to the Corporation’s notice of meeting (or any supplement thereto), and any such nominee may only be nominated by a stockholder pursuant to this Section.

Section 7. Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

At the discretion of the ~~chairman~~chairperson of the meeting, all voting, including on the election of directors but excepting where otherwise required by law, may be by voice vote. Any vote not taken by voice shall be taken by ballots, each of which shall state the name of the stockholder or proxyholder submitting such ballot and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of such inspector’s~~his~~ duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s~~his~~ ability.

Except as otherwise provided in the terms of any class or series of Preferred Stock of the Corporation, all elections at any meeting of stockholders shall be determined by a plurality of the votes cast, and except as otherwise required by law, these Bylaws or the rules of any stock exchange upon which the Corporation’s securities are listed, all other matters determined by stockholders at a meeting shall be determined by a majority of the votes cast affirmatively or negatively.

Section 8. Action Without Meeting.

Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by written consent.

Section 9. Stock List.

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in each ~~his or her~~such stockholder’s name, shall be prepared no later than the tenth (10th) day before each meeting of stockholders and shall be open to the examination of any such stockholder for any purpose germane to the meeting for a period of ~~at least~~  ten (10) days ~~prior to the meeting~~ending on the day before the meeting date in the manner provided by law; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. ~~A stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.~~

The stock ledger shall presumptively determine the identity of the stockholders entitled to examine the stock list and to vote, and the number of shares held by each of them.

ARTICLE II - BOARD OF DIRECTORS

Section 1. General Powers, Number, Election, Tenure, Qualification and

~~ChairmanC~~hairperson.

A. Except as otherwise provided by law, the business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.

C. Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the Board of Directors of the Corporation shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders following the initial classification of directors, the term of office of the second class to expire at the second annual meeting of stockholders following the initial classification of directors, and the term of office of the third class to expire at the third annual meeting of stockholders following the initial classification of directors. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire, other than directors elected by the holders of any series of Preferred Stock, shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and until their successors are duly elected and qualified, and if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created. ~~The Board of Directors is authorized to assign members of the Board already in office to such classes as it may determine at the time the classification of the Board of Directors becomes effective.~~

D. The ~~ChairmanC~~hairperson of the Board and any Vice ~~Chairman~~Chairperson appointed to act in the absence of the ~~Chairman~~Chairperson, if any, shall be elected by and from the Board of Directors. The ~~Chairman~~Chairperson of the Board shall preside at all meetings of the Board of Directors and stockholders at which ~~he or she~~such Chairperson is present and shall have such authority and perform such duties as may be prescribed by these Bylaws or from time to time be determined by the Board of Directors.

Section 2. Vacancies and Newly Created Directorships.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by stockholders, and each director so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which ~~he or she~~such director has been chosen expires or until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the Board of Directors until the vacancy is filled.

Section 3. Resignation and Removal.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation at its principal place of business or to the ~~Chairman~~Chairperson of the Board, Chief Executive Officer, President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the Corporation then entitled to vote at an election of directors, voting together as a single class.

Section 4. Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 5. Special Meetings.

Special meetings of the Board of Directors may be called by the ~~Chairman~~Chairperson of the Board of Directors or the Chief Executive Officer, and shall be called by the Secretary if requested by a majority of the Whole Board, and shall be held at such place, on such date, and at such time as ~~he or she or they~~the Chairperson, the Chief Executive Officer, or the requesting directors shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5)

days before the meeting or orally, by telegraph, telex, cable, telecopy or electronic transmission given not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 6. Quorum.

At any meeting of the Board of Directors, a majority of the total number of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 7. Action by Consent.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing or by electronic transmission, and any consent may be documented, signed and delivered in any manner permitted by the Delaware General Corporation Law. After an action is taken, the consent or consents relating thereto shall be ~~and the writing or writings or electronic transmission or transmissions are~~  filed with the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 8. Participation in Meetings By Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 9. Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.

Section 10. Compensation of Directors.

Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors or as ~~ChairmanC~~hairperson or Vice ~~Chairman~~Chairperson of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III - COMMITTEES Section 1. Committees of the Board of Directors.

The Board of Directors may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation to the fullest extent authorized by law. In the absence or disqualification of any member of any committee and any alternate member in ~~his or her~~such committee member’s place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not ~~he or she or they~~such committee member or members constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2. Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; unless the Board of Directors provides otherwise, one-third (1/3) of the members of any committee shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and any consent may be documented, signed and delivered in any manner permitted by the Delaware General Corporation Law. After an action is taken, the consent or consents relating thereto shall be~~, and the writing or writings or electronic transmission or transmissions are~~ filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV - OFFICERS Section 1. Enumeration.

The officers of the Corporation shall consist of a Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and such other officers as the Board of Directors or the Chief Executive Officer may determine, including, but not limited to, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The salaries of officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or a committee thereof appointed for such purpose or by such officers as may be designated by resolution of the Board of Directors.

Section 2. Election.

The Chief Executive Officer, President, Chief Financial Officer, Treasurer and the Secretary shall be elected annually by the Board of Directors at their first meeting following the annual meeting of the stockholders. The Board of Directors or the Chief Executive Officer, may, from time to time, elect or appoint such other officers as ~~it or he or shet~~he Board of Directors or the Chief Executive Officer may determine, including, but not limited to, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries.

Section 3. Qualification.

No officer need be a director. Two or more offices may be held by any one person. If required by ~~vote of~~ the Board of Directors, an officer shall give bond to the Corporation for the faithful performance of ~~his or her~~such officer’s duties, in such form and amount and with such sureties as the Board of Directors may determine. The premiums for such bonds may be paid by the Corporation.

Section 4. Tenure and Removal.

Each officer elected or appointed by the Board of Directors shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until ~~his or her~~such officer’s successor is elected or appointed and qualified, or until ~~he or shes~~uch officer dies, resigns, is removed or becomes disqualified, unless a shorter term is specified in the vote electing or appointing said officer. Each officer appointed by the Chief Executive Officer shall hold office until ~~his or her~~such officer’s successor is elected or appointed and qualified, or until ~~he or she~~such officer dies, resigns, is removed or becomes disqualified, unless a shorter term is specified by any agreement or other instrument appointing such officer. Any officer may resign by giving notice in writing or by electronic transmission of ~~his or hers~~uch officer’s resignation to the Chief Executive Officer, the President, or the Secretary, or to the Board of Directors at a meeting of the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer elected or appointed by the Board of Directors may be removed from office with or without cause only by the Board. Any officer appointed by the Chief Executive Officer may be removed with or without cause by the Chief Executive Officer or by the Board.

Section 5. Chief Executive Officer.

The Chief Executive Officer shall be the chief executive officer of the Corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business. Unless otherwise provided by resolution of the Board of Directors, in the absence of the ~~Chairman~~Chairperson of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and, if a director, meetings of the Board of Directors. The Chief Executive Officer shall have general supervision and direction of all of the officers, employees and agents of the Corporation. Subject to the provisions of these Bylaws and the direction of the Board, the Chief Executive Officer shall also have the power and authority to determine the duties of all officers, employees and agents of the Corporation, shall determine the compensation of any officers whose compensation is not established by the Board of Directors or a committee thereof appointed for such purpose and shall have the power and authority to sign all contracts and other instruments of the Corporation which are authorized.

Section 6. President.

Except for meetings at which the Chief Executive Officer or the ~~Chairman~~Chairperson of the Board~~, if any,~~ presides, the President shall, if present, preside at all meetings of stockholders, and if a director, at all meetings of the Board of Directors. The President shall, subject to the control and direction of the Chief Executive Officer and the Board of Directors, have and perform such powers and duties as may be prescribed by these Bylaws or from time to time be determined by the Chief Executive Officer or the Board of Directors. The President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized. In the absence of a Chief Executive Officer, the President shall be the chief executive officer of the Corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business and shall have general supervision and direction of all of the officers, employees and agents of the Corporation.

Section 7. Vice Presidents.

The Vice Presidents, if any, shall have such powers and duties as may from time to time be determined by the Board of Directors or the Chief Executive Officer.

Section 8. Chief Financial Officer, Treasurer and Assistant Treasurers.

The Chief Financial Officer shall, subject to the control and direction of the Board of Directors and the Chief Executive Officer, be the chief financial officer of the Corporation and shall have and perform such powers and duties as may be prescribed in these Bylaws or be determined from time to time by the Board of Directors and the Chief Executive Officer. All property of the Corporation in the custody of the Chief Financial Officer shall be subject at all times to the inspection and control of the Board of Directors and the Chief Executive Officer. The Chief Financial Officer shall have the responsibility for maintaining the financial records of the Corporation. The Chief Financial Officer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. Unless the Board of Directors has designated another person as the Corporation’s Treasurer, the Chief Financial Officer shall also be the Treasurer. The Treasurer, if a person other than the Chief Financial Officer, and the Assistant Treasurers, if any, shall have such powers and duties as may from time to time be determined by the Board of Directors or the Chief Executive Officer.

Section 9. Secretary and Assistant Secretaries.

The Board of Directors or the Chief Executive Officer shall appoint a Secretary and, in ~~his or her~~the Secretary’s absence, an Assistant Secretary. Unless otherwise directed by the Board of Directors, the Secretary or, in ~~his or her~~the Secretary’s absence, any Assistant Secretary, shall attend all meetings of the directors and stockholders and shall record all votes of the Board of Directors and stockholders and minutes of the proceedings at such meetings. The Secretary or, in ~~his or her~~the Secretary’s absence, any Assistant Secretary, shall notify the directors of their meetings, and shall have and perform such other powers and duties as may from time to time be determined by the Board of Directors. If the Secretary or an Assistant Secretary is elected but is not present at any meeting of directors or stockholders, a temporary Secretary may be appointed by the directors or the Chief Executive Officer at the meeting.

Section 10. Bond.

If required by the Board of Directors, any officer shall give the Corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board of Directors, including without limitation a bond for the faithful performance of the duties of ~~his~~ such officer’s office and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in ~~his or her~~such officer’s possession or under ~~his~~ such officer’s control and belonging to the Corporation.

Section 11. Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any other officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V - STOCK Section 1. Certificated and Uncertificated Stock.

Shares of the Corporation’s stock may be certificated or uncertificated, as provided under the Delaware General Corporation Law, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number, class and, if applicable, series of shares of the stock owned by the stockholder. Any certificates issued to a stockholder of the Corporation shall bear the name of the Corporation and shall be signed by, or in the name of the Corporation by, ~~the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary~~any two (2) authorized officers of the Corporation. Any or all of the signatures on the certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 2. Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of this Article of these Bylaws or in the case of uncertificated shares, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3. Record Date.

In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described. If the Board of Directors so fixes a record date for notice of a meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 3 at the adjourned meeting.

Section 4. Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, the Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate previously issued by the Corporation pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5. Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI - NOTICES

Section 1. Notices.

If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

Section 2. Waiver of Notice.

A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

ARTICLE VII - INDEMNIFICATION OF DIRECTORS AND OFFICERS Section 1. Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that ~~he~~ such person is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article with respect to proceedings to enforce rights to indemnification or as otherwise required by law, the Corporation shall not be required to indemnify or advance expenses to any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation or by any person designated to grant such authorization pursuant to a resolution adopted by the Board of Directors.

Section 2. Right to Advancement of Expenses.

In addition to the right to indemnification conferred in Section 1 of this Article, an Indemnitee shall also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in ~~hiss~~uch Indemnitee’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

Section 3. Right of Indemnitees to Bring Suit.

If a claim under Section 1 or 2 of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

Section 4. Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation as amended from time to time, these Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

Section 5. Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6. Indemnification of Employees and Agents of the Corporation.

The Corporation may grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7. Nature of Rights.

The rights conferred upon Indemnitees in this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to any such amendment, alteration or repeal.

Section 8. Severability.

If any word, clause, provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, each portion of any section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article (including, without limitation, each such portion of any section of this Article containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VIII - CERTAIN TRANSACTIONS Section 1. Transactions with Interested Parties.

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction or solely because the votes of such director or officer are counted for such purpose, if:

(a) The material facts as to ~~his or her~~such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) The material facts as to ~~his or her~~such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Section 2. Quorum.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IX - MISCELLANEOUS Section 1. Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3. Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of ~~his or her~~such person’s duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Fiscal Year.

Except as otherwise determined by the Board of Directors from time to time, the fiscal year of the Corporation shall end on the last day of December of each year.

Section 5. Time Periods.

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 6. Pronouns.

Whenever the context may require, any pronouns used in these Bylaws shall include the corresponding masculine, feminine or neuter forms.

Section 7. Interpretation.

To the fullest extent permitted by law, the Board of Directors shall have the power to interpret all of the terms and provisions of these Bylaws, which interpretation shall be conclusive.

ARTICLE X - AMENDMENTS

These Bylaws may be amended or repealed by the affirmative vote of a majority of the Whole Board or by the stockholders by the affirmative vote of seventy-five percent (75%) of the outstanding voting power of the then-outstanding shares of capital stock of the Corporation, entitled to vote generally in the election of directors, at any meeting at which a proposal to amend or repeal these Bylaws is properly presented.